Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lennox International Inc.:
We consent to the incorporation by reference in the registration statement (Nos. 333‑181369, 333-127540, 333-91130, 333-91128, 333-71416, 333-60122, 333-52046, 333-86989, 333-83961, and 333-83959) on Form S-8 of Lennox International Inc. and subsidiaries of our report dated February 21, 2017, with respect to the consolidated balance sheets of Lennox International Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and Schedule II - Valuation and Qualifying Accounts and Reserves, and the effectiveness of internal control over financial reporting as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10‑K of Lennox International Inc.
(signed) KPMG LLP
Dallas, Texas
February 21, 2017